                                                                     EXHIBIT 2.5

                                 THIRD AMENDMENT


                  THIRD AMENDMENT (this "Amendment"), dated as of May 23, 2001, among QUALITY DISTRIBUTION, INC. (f/k/a MTL Inc.), a Florida corporation (the "U.S. Borrower"), LEVY TRANSPORT LTD./LEVY TRANSPORT LTEE, a Quebec company and a Wholly-Owned Subsidiary of the U.S. Borrower (the "Canadian Borrower"), the Banks party to the Credit Agreement referred to below, LASALLE BANK NATIONAL ASSOCIATION, THE BANK OF NOVA SCOTIA, BHF-BANK AKTIENGESELLSCHAFT, BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC. (f/k/a CREDITANSTALT CORPORATE FINANCE, INC.) and ROYAL BANK OF CANADA, as Co-Agents (in such capacity, each, a "Co-Agent" and, collectively, the "Co-Agents"), SALOMON BROTHERS HOLDING COMPANY, INC., as Documentation Agent (in such capacity, the "Documentation Agent"), BANKERS TRUST COMPANY, as Syndication Agent (in such capacity, the "Syndication Agent"), and CREDIT SUISSE FIRST BOSTON, as Administrative Agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :
                               - - - - - - - - - -

                   WHEREAS, the U.S. Borrower, the Canadian Borrower, the Banks, the Co-Agents, the Documentation Agent, the Syndication Agent and the Administrative Agent are parties to a Credit Agreement, dated as of June 9, 1998 and amended and restated as of August 28, 1998 (as amended, modified or supplemented through but not including the date hereof, the "Credit Agreement"); and

                   WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided;

                   NOW, THEREFORE, it is agreed:

I.       AMENDMENTS TO CREDIT AGREEMENT.

                  1. Section 8.01 of the Credit Agreement is hereby amended by
(i) deleting the text "Sections 8.01(a) and (b)" appearing in the first sentence of clause (d) of such Section and inserting the text "Sections 8.01(a), (b) and
(l)" in lieu thereof and (ii) inserting the following the new clause (l) at the end of said Section:

                           "(l) MONTHLY FINANCIAL STATEMENTS. Within 30 days
                  after the end of each fiscal month of the U.S. Borrower ending during the Leverage Covenant Modification Period (unless prior to such fiscal month the Borrower shall have demonstrated compliance with a Total Leverage Ratio of less than 4.00 to
                  1.00 (as set forth in an officer's certificate delivered pursuant to Section 8.01(d)), the consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and retained earnings and of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the U.S. Borrower that they fairly present in all material respects the financial condition of the U.S. Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.".

                  2. Section 9.07 of the Credit Agreement is hereby amended by deleting clause (iii) of the proviso appearing in the first sentence of said Section and inserting the following new clause (iii) in lieu thereof:

                  "(iii) the payment, on a quarterly basis, of management fees to Apollo Group in an aggregate amount not to exceed $125,000 in any fiscal quarter of the U.S. Borrower pursuant to, and in accordance with the terms of, the Apollo Management Agreement, so long as (I) no Default or Event of Default is then in existence or would result therefrom, (II) no such quarterly payment is made prior to the delivery of the financial statements required to be delivered pursuant to
         Section 8.01(a) for the fiscal quarter for which such payment is to be made (or, in the case of any payment to be made in a fiscal quarter of the U.S. Borrower ended December 31, the delivery of the financial statements required to be delivered pursuant to Section 8.01(b) for the fiscal year ended on such date) and (III) an Authorized Officer of the U.S. Borrower shall have delivered to the Agent calculations (in reasonable detail) demonstrating compliance with a Total Leverage Ratio of less than or equal to 5.0:1.0 as at the last day of the Test Period ended on the last day of the fiscal quarter for which each quarterly payment is to be made; PROVIDED that if for any fiscal quarter of the U.S. Borrower, such management fees cannot be paid as provided above as a result of the existence of a Default or Event of Default or the application of clause (II) or (III) above, such fees shall continue to accrue and may be paid at such time as all Defaults and Events of Default have been cured or waived and the conditions to payment set forth in clauses (II) and (III) have been satisfied and so long as no Default or Event of Default will exist immediately after giving effect to the payment thereof;".

                  3. Section 9.09 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting the following new table in lieu thereof:

                  "FISCAL QUARTER ENDED                        RATIO
                  ---------------------                        -----

                  December 31, 2000                           2.00:1.0


                  March 31, 2001                              1.60:1.0
                  June 30, 2001                               1.55:1.0
                  September 30, 2001                          1.55:1.0
                  December 31, 2001                           1.55:1.0

                  March 31, 2002                              1.60:1.0
                  June 30, 2002                               1.65:1.0
                  September 30, 2002                          1.70:1.0
                  December 31, 2002                           1.75:1.0

                  March 31, 2003                              1.80:1.0
                  June 30, 2003                               2.10:1.0
                  September 30, 2003                          2.20:1.0
                  December 31, 2003                           2.25:1.0

                  March 31, 2004                              2.25:1.0
                  June 30, 2004                               2.25:1.0
                  September 30, 2004                          2.25:1.0
                  December 31, 2004                           2.25:1.0

                  March 31, 2005                              2.25:1.0
                  June 30, 2005                               2.25:1.0
                  September 30, 2005                          2.25:1.0
                  December 31, 2005                           2.25:1.0".

                  4. Section 9.10 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting the following new table in lieu thereof:

                  "FISCAL QUARTER ENDED                         RATIO
                  ---------------------                         -----

                  December 31, 2000                           5.50:1.0


                  March 31, 2001                              5.50:1.0
                  June 30, 2001                               5.95:1.0
                  September 30, 2001                          5.95:1.0
                  December 31, 2001                           5.90:1.0

                  March 31, 2002                              5.75:1.0
                  June 30, 2002                               5.70:1.0
                  September 30, 2002                          5.65:1.0
                  December 31, 2002                           5.60:1.0

                  March 31, 2003                              5.55:1.0
                  June 30, 2003                               4.40:1.0
                  September 30, 2003                          4.30:1.0
                  December 31, 2003                           4.25:1.0

                  March 31, 2004                              4.25:1.0
                  June 30, 2004                               4.15:1.0
                  September 30, 2004                          4.10:1.0
                  December 31, 2004                           4.00:1.0

                  March 31, 2005                              4.00:1.0
                  June 30, 2005                               4.00:1.0
                  September 30, 2005                          4.00:1.0
                  December 31, 2005                           4.00:1.0".

                  5. Section 9.11(a) of the Credit Agreement is hereby amended by (i) deleting the amount "$57,000,000" set forth opposite the fiscal year ended December 31, 2001 in the table appearing in said Section and inserting the amount "$20,000,000" in lieu thereof and (ii) deleting the amount "$60,000,000" set forth opposite the fiscal year ended December 31, 2002 in the table appearing in said Section and inserting the amount "$30,000,000" in lieu thereof.

                  6. Section 9 of the Credit Agreement is hereby amended by inserting the following new Section 9.16 at the end of said Section:

                           "9.16 LIMITATION ON ENVIRONMENTAL EXPENDITURES. (a) At all times prior to the end of the Leverage Covenant Modification Period, no Borrower will, nor will any Borrower permit any of its

         Subsidiaries to, make any Environmental Expenditures, except that during any fiscal year of the U.S. Borrower occurring prior to the end of the Leverage Covenant Modification Period, the U.S. Borrower and its Subsidiaries may (i) make Environmental Expenditures not to exceed $10,000,000 in the aggregate in any fiscal year and (ii) such additional Environmental Expenditures in connection with clean-up, removal and other remedial action expressly required by applicable Environmental Laws.

                           (b) Notwithstanding the foregoing, in the event that the amount of Environmental Expenditures permitted to be made by the U.S. Borrower and its Subsidiaries pursuant to subclause (i) of Section 9.16(a) above in any fiscal year (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Environmental Expenditures made by the U.S. Borrower and its Subsidiaries during such fiscal year, such excess may be carried forward and utilized to make Environmental Expenditures in the immediately succeeding fiscal year.".

                  7. The definition of "Applicable Margin" appearing in Section 11 of the Credit Agreement is hereby amended by (i) deleting the first sentence appearing in said definition in its entirety and inserting the following new sentence in lieu thereof:

                           "Applicable Margin" initially shall mean a percentage
                  equal to (i) in the case of Dollar Revolving Loans and Tranche A Term Loans maintained as (x) Base Rate Loans, 2.50% and (y) Eurodollar Loans, 3.50%, (ii) in the case of Tranche B Term Loans maintained as (x) Base Rate Loans, 2.75% and (y) Eurodollar Loans, 3.75%, (iii) in the case of Tranche C Term Loans maintained as (x) Base Rate Loans, 3.00% and (y) Eurodollar Loans, 4.00%, (iv) in the case of Canadian Prime Rate Loans, 2.50%, (v) in the case of Bankers' Acceptance Loans and B/A Equivalent Loans, 3.50% and (vi) in the case of the Commitment Fee, 0.50%.";

and (ii) deleting the table appearing in said definition in its entirety and inserting the following new table in lieu thereof:



                                                           B/A/ EQUIVALENT
                    TRANCHE A    TRANCHE B    TRANCHE C      LOAN BANKER'S       TRANCHE A     TRANCHE B     TRANCHE C
     "TOTAL         TERM LOAN      LOAN         TERM           ACCEPTANCE        TERM LOAN     TERM LOAN     TERM LOAN
    LEVERAGE       EURODOLLAR   EURODOLLAR   EURODOLLAR   LOAN/REVOLVING LOAN    BASE RATE     BASE RATE     BASE RATE
      RATIO          MARGIN       MARGIN       MARGIN      EURODOLLAR MARGIN       MARGIN       MARGIN        MARGIN
    --------       ----------   ----------   ----------   -------------------    ---------     ---------     --------

Greater than
4.50:1
but less
than or
equal to
4.75:1                3.25%        3.75%        4.0%             3.25%             2.25%         2.75%         3.00%

Greater
than 4.25:1
but less
than or
equal to
4.50:1                3.125%       3.50%        3.75%            3.125%            2.125%        2.50%         2.75%

Greater
than or equal
to 4.00:1
but less
than or
equal to
4.25:1                3.00%        3.50%        3.75%            3.00%             2.00%         2.50%         2.75%

Greater
than 3.50:1
but less
than
4.00:1                2.25%        3.00%        3.25%            2.25%             1.25%         2.00%         2.25%

Greater
than 3:00:1
but less
than or
equal to
3.50:1                2.25%        3.00%        3.25%            2.25%             1.25%         2.00%         2.25%

Greater
than
2.50:1.0 but
less than or
equal to
3.00:1                2.125%        3.00%        3.25%            2.125%            1.125%        2.00%         2.25%

Less than
or equal to
2.50:1                2.00%        3.00%        3.25%            2.00%             1.00%         2.00%         2.25%








                        DOLLAR                    CANADIAN
     "TOTAL           REVOLVING                  PRIME RATE
    LEVERAGE          LOAN BASE    COMMITMENT       LOAN
      RATIO           RATE MARGIN      FEE         MARGIN
    --------         ------------  ----------   ------------

Greater than
4.50:1
but less
than or
equal to
4.75:1                  2.25%         0.50%        2.25%

Greater
than 4.25:1
but less
than or
equal to
4.50:1                  2.125%        0.50%        2.125%

Greater
than or equal
to 4.00:1
but less
than or
equal to
4.25:1                  2.00%         0.50%        2.00%

Greater
than 3.50:1
but less
than
4.00:1                  1.25%        0.375%        1.25%

Greater
than 3:00:1
but less
than or
equal to
3.50:1                  1.25%        0.375%        1.25%

Greater
than
2.50:1.0 but
less than or
equal to
3.00:1                   1.125%        0.25%        1.125%

Less than
or equal to
2.50:1                  1.00%         0.25%       1.00%".



                  8. The definition of "Applicable Excess Cash Flow Percentage" appearing in Section 11 of the Credit Agreement is hereby amended by (i) deleting the text "75%" appearing in said definition and inserting the text "100% (or, in the event that at any time after the Third Amendment Effective Date, the U.S. Borrower shall have certified in an officers' certificate delivered pursuant to Section 8.01(d) (attaching the calculations therefor in reasonable detail) that the U.S. Borrower has complied with the original financial covenants set forth in Section 9.09 and 9.10 (as in effect prior to the Third Amendment Effective Date) for the two consecutive fiscal quarters then last ended, 75%)" in lieu thereof and (ii) deleting the text "50%" appearing in said definition and inserting the text "75% (or, (or, in the event that at any time after the Third Amendment Effective Date, the U.S. Borrower shall have certified in an officers' certificate delivered pursuant to Section 8.01(d) (attaching the calculations therefor in reasonable detail) that the U.S. Borrower has complied with the original financial covenants set forth in Section
9.09 and 9.10 (as in effect prior to the Third Amendment Effective Date) for the two consecutive fiscal quarters then last ended, 50%)" in lieu thereof.

                  9. The definition of "PIK Trigger Date" appearing in Section 11 of the Credit Agreement is hereby amended by deleting the text "shall mean the third anniversary of the Restatement Effective Date" appearing in said definition and inserting the text "shall mean the later to occur of (x) the third anniversary of the Restatement Effective Date and (y) the date of the first declaration by the Board of Directors of the Borrower of a cash Dividend on PIK Preferred Stock" in lieu thereof.

                  10. Section 11 of the Credit Agreement is hereby further amended by inserting the following new definitions in appropriate alphabetical order in said Section:

                           "Environmental Expenditures" shall mean, with respect
                  to any Person, for any period, all expenditures by such Person to undertake any removal, remedial or other corrective action with respect to any hazardous materials on any Real Property previously, currently or hereafter owned, leased or operated by such Person or any Program Affiliate of such Person.

                           "Leverage Covenant Modification Period" shall mean
                  the period commencing on the Third Amendment Effective Date and ending on March 31, 2003.

                           "Third Amendment Effective Date" shall have the
                  meaning provided in the Third Amendment to this Agreement, dated as of May 23, 2001.

II.      MISCELLANEOUS PROVISIONS.

                  1. In order to induce the Banks to enter into this Amendment, each of the U.S. Borrower and the Canadian Borrower hereby represents and warrants that:

                  (a) no Default or Event of Default exists as of the Third Amendment Effective Date (as defined below), both immediately before and immediately after giving effect to this Amendment;

                  (b) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Third Amendment Effective Date both immediately before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

                  2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.

                  4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  5. This Amendment shall become effective on the date (the "Third Amendment Effective Date") when the U.S. Borrower, the Canadian Borrower, the Administrative Agent and the Banks constituting the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its Notice Office.

                  6. So long as the Third Amendment Effective Date occurs, the U.S. Borrower shall pay to each Bank which has executed a counterpart hereof on or prior to 12:00 Noon (New York time) on the later to occur of June 1, 2001 or the Third Amendment Effective Date, a consent fee equal to 0.25% of the sum of
(x) its Revolving Loan Commitment as in effect on the Third Amendment Effective Date and (y) the aggregate principal amount of its Term Loans outstanding on the Third Amendment Effective Date. All fees payable pursuant to the immediately preceding sentence shall be paid to the Administrative Agent within one Business Day after the later date specified in the immediately preceding sentence, which fees shall be distributed by the Administrative Agent to the relevant Banks in the amounts specified in the immediately preceding sentence.

                  7. From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                                      * * *

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                      QUALITY DISTRIBUTION INC. (f/k/a MTL Inc.)



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      LEVY TRANSPORT LTD./LEVY TRANSPORT LTEE



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      CREDIT SUISSE FIRST BOSTON,
                          Individually and as Administrative Agent



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      By:
                          ------------------------------------------------
                          Name:
                          Title:

                      BANKERS TRUST COMPANY,
                          Individually and as Syndication Agent



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      CITICORP USA, INC.



                      By:
                          ------------------------------------------------
                          Name:
                          Title:





                      LASALLE BANK NATIONAL ASSOCIATION, Individually and as
                          Co-Agent

                      By:
                          ------------------------------------------------
                          Name:
                          Title:





                      By:
                          ------------------------------------------------
                          Name:
                          Title:

                      THE BANK OF NOVA SCOTIA,
                          as Co-Agent

                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      BHF-BANK AKTIENGESELLSCHAFT



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      BALANCED HIGH YIELD FUND II LTD.,
                          By: BHF-BANK AKTIENGESELLSCHAFT, acting through its New York Branch, as Attorney-in-Fact



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC.
                          (f/k/a Creditanstalt Corporate Finance, Inc.), as Co-Agent

                      By:
                          ------------------------------------------------
                          Name:
                          Title:

                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      ROYAL BANK OF CANADA, as Co-Agent



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      COMERICA BANK, N.A.



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      THE MITSUBISHI TRUST AND BANKING CORPORATION



                      By:
                          ------------------------------------------------
                          Name:
                          Title:

                      BANK OF TOKYO-MITSUBISHI TRUST COMPANY



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      SOCIETE GENERALE



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      BANK POLSKA KASA OPIEKI S.A. - PEKAO



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      METROPOLITAN LIFE INSURANCE COMPANY



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      HE PRUDENTIAL INSURANCE COMPANY OF AMERICA



                      By:
                          ------------------------------------------------
                          Name:
                          Title:

                      MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      OXFORD STRATEGIC INCOME FUND
                          By: Eaton Vance Management,
                                as Investment Advisor

                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      SENIOR DEBT PORTFOLIO
                          By: Boston Management and Research,
                                as Investment Advisor

                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      SANKATY HIGH YIELD ASSET PARTNERS, L.P.



                      By:
                          ------------------------------------------------
                          Name:
                          Title:

                      ARCHIMEDES FUNDING, L.L.C.



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      ARCHIMEDES FUNDING II, L.L.C.



                      By:
                          ------------------------------------------------
                          Name:
                          Title:





                      CERES FINANCE LTD.



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      INDOSUEZ CAPITAL FUNDING IIA, LIMITED



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      INDOSUEZ CAPITAL FUNDING IV, LP



                      By:
                          ------------------------------------------------
                          Name:
                          Title:

                      ING HIGH INCOME PRINCIPAL PRES. HOLDINGS



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      KZH ING-2 LLC



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      KZH STERLING LLC



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      KZH ING-3 LLC



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      OASIS COLLATERALIZED HIGH INCOME PORTFOLIO I



                      By:
                          ------------------------------------------------
                          Name:
                          Title:

                      SENIOR INCOME TRUST



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      TRANSAMERICA LIFE & ANNUITY COMPANY



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      AERIES FINANCE LTD.



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      ELC (CAYMAN) LTD.



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      ELC (CAYMAN) LTD., CDO SERIES 1999-I



                      By:
                          ------------------------------------------------
                          Name:
                          Title:

                      ELC (CAYMAN) LTD., CDO SERIES 1999-II



                      By:
                          ------------------------------------------------
                          Name:
                          Title:



                      GREAT POINT CLO 1999-I LTD.



                      By:
                          ------------------------------------------------
                          Name:
                          Title:

                      AVALON CAPITAL II



                      By:
                          ------------------------------------------------
                          Name:
                          Title:  ARCHIMEDES FUNDING III, L.L.C.



                      By:
                          ------------------------------------------------
                          Name:
                          Title:  TEXTRON FINANCIAL CORPORATION



                      By:
                          ------------------------------------------------
                          Name:
                          Title: